                          Independent Auditors' Consent


The Board of Directors
The Community Bank


We consent to the use of our report dated January 9, 2003 on the financial statements of The Community Bank as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


/s/  Dixon Odom PLLC


Sanford, North Carolina
October 21, 2003